AMERICAN SIERRA GOLD CORP. ANNOUNCES SIGNIFICANT CANCELLATION OF STOCK

RENO, NEVADA – OCT 15, 2009 - American Sierra Gold Corp. (OTC.B: AMNP - News), an independent gold exploration company headquartered in Reno, Nevada, is pleased to announce that Wayne Gruden, the Company’s CEO, has agreed to cancel 19,000,000 shares of his American Sierra Gold Corp. stock. The number of total shares being retired represents23% of the currently outstanding common stock.

"I decided to retire these shares to allow American Sierra to be in an advantageous position in the implementation of our acquisition plans and to boost shareholder value. This reduction in the outstanding number of shares in the company will allow us to fuel acquisitions without unnecessary dilution to current shareholders. In addition, the cancellation will make our company more attractive for prospective financing.” commented Wayne Gruden on the share cancellation.

The cancellation of these shares takes out a significant fraction of American Sierra’s total shares outstanding, reducing it from 82,583,334 to 63,583,334. Our management and directors will hold an aggregate of 33,000,000 common shares of American Sierra Gold, equivalent to approximately 51.9% of our issued and outstanding shares.

About American Sierra Gold Corp.:

American Sierra Gold Corp. is a publicly traded independent gold exploration company headquartered in Reno, Nevada (OTC.BB: AMNP - News). Shareholders and prospective investors are encouraged to call investor relations at 1-888-279-3921 or visit American Sierra Gold Corp’s website: http://www.americansierragold.com and to subscribe to the email newsletter.

Forward-Looking Statements

The statements by our officers, and other statements regarding optimism related to the business, expanding exploration and development activities and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many risk factors that affect the industry the Company operates in and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under "risk factors" and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contact:

American Sierra Gold Corp.

Wayne Gruden

President and CEO

Investor Relations

1-888-279-3921

Email Contact

www.americansierragold.com